UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2008

MSC.SOFTWARE CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-8722	95-2239450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 MacArthur Place, Santa Ana, California 92707
(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 540-8900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2008, the Board of Directors of MSC.Software Corporation (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of the Company payable to holders of record as of the close of business on October 16, 2008 (the “Record Date”).  The description and terms of the Rights are set forth in the Rights Agreement, dated October 10, 2008 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), a copy of which is attached as exhibit 4.2 hereto and the description hereof is qualified in its entirety by reference thereto.

The Board of Directors adopted the Rights Agreement and declared the distribution of Rights in connection with the expiration of the Company's stockholder rights plan in effect from October 16, 1998 until October 16, 2008.

Prior to the Distribution Date (as defined below), the Rights will be evidenced by the certificates for and will be transferred with the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights.  After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.  The “Distribution Date” generally means the earlier of (i) the close of business on the 10th day after the date (the “Stock Acquisition Date”) of the first public announcement that a person (other than the Company or any of its subsidiaries or any employee benefit plan of the Company or any such subsidiary) has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock (an “Acquiring Person”) and (ii) the close of business on the 10th business day (or such later day as may be designated by the Board of Directors before any person has become an Acquiring Person) after the date of the commencement of, or of the first public announcement of the intention of any person to commence, a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person.

Prior to the Distribution Date, the Rights will not be exercisable.  After the Distribution Date (but before any person has become an Acquiring Person), each Right will be exercisable to purchase, for $55.00 (the “Purchase Price”), one one-hundredth of a share of Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

If any person has become an Acquiring Person (but none of the events described in the second succeeding paragraph has occurred), each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder, after the Distribution Date, to purchase, for the Purchase Price, a number of shares of Common Stock having a market value of twice the Purchase Price.

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock or the occurrence of any of the events described in the next paragraph), the Board of Directors may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person and certain affiliated persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right will entitle the holder, after the Distribution Date, to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

The Board of Directors may redeem all of the Rights at a price of $0.01 per Right at any time before any person has become an Acquiring Person.

The Rights will expire on October 16, 2018, unless earlier exchanged or redeemed.

For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect.  At any time when the Rights are no longer redeemable, the Rights Agreement may be amended in any respect that does not adversely affect Rights holders (other than any Acquiring Person and certain affiliated persons), cause the Rights Agreement to become amendable except as set forth in this sentence or cause the Rights again to become redeemable.

Rights holders have no rights as a stockholder of the Company, including the right to vote and to receive dividends.

The Rights Agreement includes antidilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.

Each outstanding share of Common Stock on the Record Date will receive one Right.  Shares of Common Stock issued after the Record Date and prior to the Distribution Date will be issued with a Right attached so that all shares of Common Stock outstanding prior to the Distribution Date will have Rights attached.  Two million shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

The Rights have certain anti-takeover effects.  The Rights may cause substantial dilution to a person that attempts to acquire the Company without a condition to such an offer that a substantial number of the Rights be acquired or that the Rights be redeemed or declared invalid.  The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company as described above.

While the dividend of the Rights will not be taxable to stockholders or to the Company, stockholders or the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.3
Certificate of Designations of Junior Participating Preferred Stock (filed as Exhibit 2.2 to the Company’s Registration Statement on Form 8-A filed October 13, 1998, and incorporated herein by reference).

4.2	Rights Agreement, dated October 10, 2008, between the Company and the Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC.SOFTWARE CORPORATION

Date:	October 10, 2008	By:	/s/ John A. Mongelluzzo
			Name:	John A. Mongelluzzo
			Title:	Executive Vice President, Business Administration, Legal Affairs and Secretary

EXHIBIT LIST

Exhibit	Description

3.3
Certificate of Designations of Junior Participating Preferred Stock (filed as Exhibit 2.2 to the Company’s Registration Statement on Form 8-A filed October 13, 1998, and incorporated herein by reference).

4.2	Rights Agreement, dated October 10, 2008, between the Company and the Rights Agent.